UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 2, 2008

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52450	01-0670370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 462-8757

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 11, 2008, Purple Beverage Company, Inc., a Nevada corporation, offered a temporary reduction in the exercise price of 50% of the warrants that it had granted as part of its December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11 to April 2, 2008. 934,000 warrants were exercised, resulting in $1,167,500 of proceeds. At the request of certain warrant holders, we eliminated the 50% limit. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were granted an aggregate of 467,000 common stock purchase warrants on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50.

In December 2007, each of our investors, certain of whom exercised some of their warrants in connection with this reported temporary reduction in the exercise price, agreed that they would sell not more than five percent (on a cumulative basis) of the shares they acquired in our December 2007 financing in any calendar month for each of the six months commencing at the six-month anniversary of the closing of our December 2007 financing. As of December 12, 2008, all of the contractual re-sale restrictions will lapse. None of the 934,000 exercised warrant shares that we issued and are reporting herein is subject to such contractual five percent re-sale limitation.

The transactions described above, including the temporary reduction in the exercise price and the granting of certain new warrants, was documented with an “Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Common Stock of Purple Beverage Company, Inc.,” and a “Common Stock Purchase Warrant,” each dated April 2, 2008, the forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

On April 2, 2008, we also closed an additional private offering in which we raised approximately $2.275 million in net proceeds in addition to the funds we received through the above-referenced exercise of warrants. In connection with this private offering, we issued 1,635,786 shares of our common stock at a per-share purchase price of $1.40 to eight accredited investors, some of whom were parties to our December 2007 financing. This private offering was documented with an “Addendum to Subscription Agreement,” dated April 2, 2008, the form of which is attached hereto as Exhibit 10.3. None of these shares is subject to any contractual re-sale limitation.

We intend to use the net proceeds received from the exercise of the warrants and from the sale of equity for general corporate purposes, working capital, and the repayment of the one million dollar bridge loan that we announced in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 17, 2008. All of the securities discussed in this Current Report constitute restricted securities. The issuances were made in reliance on Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the issuances were made to a limited number of persons, each of whom was an accredited investor, and (iii) transfer of the securities was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including legending the certificates representing the shares).

In connection with the exercise of the warrants, we agreed to register for re-sale the underlying shares and 30% of the other shares of common stock issued to the exercising warrant holders in connection with our December 2007 financing. We also agreed to register for re-sale the 1,635,786 shares of common stock that we sold and issued in the private offering.

Pursuant to a Registration Rights Agreement between the Company and the exercising warrant holders, and a separate, substantially similar Registration Rights Agreement between the Company and the eight issuees in the private offering (each such agreement dated April 2, 2008, the forms of which are attached hereto as Exhibits 10.4 and 10.5, respectively), we agreed to file a re-sale registration statement with the Securities and Exchange Commission on or before May 2, 2008, and to use our best efforts to cause the registration statement to be declared effective on or before June 30, 2008.

We agreed to pay to the exercising warrant holders and to the eight issuees in the private offering certain liquidated damages as follows: (a) if the registration statement is not filed timely, then, for each 30-day period of delinquency and pro rata for any portion thereof until the registration statement has been filed, we will pay to each exercising warrant holder and to each private offering issuee an amount equal to 1.5% of the exercise price paid by each exercising warrant holder and purchase price paid by such issuee, as relevant, and (b) if the required registration statement is not declared effective by the Securities and Exchange Commission timely, then, for each 30-day period of delinquency and pro rata for any portion thereof until the registration statement has been declared effective, we will pay to each exercising warrant holder and to each private offering issuee an amount equal to 1.5% of the aggregate exercise price paid by each exercising warrant holder and purchase price paid by such issuee, as relevant. However, we need only make one such series of liquidated damages payments for any period in which we are liable both for a failure to file the registration statement timely and for a failure for it to have been declared effective timely. If the registration statement has been declared effective timely, even if it had not been filed timely, any liquidated damages otherwise due shall be automatically waived.

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SECTION 3 – Securities and Trading Markets

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for disclosure of our issuances of common stock subsequent to the disclosure in our most recent Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 27, 2008.

ITEM 3.03 Material Modification to Rights of Security Holders.

See Item 1.01 for a description of the transaction and transaction documents, including new warrants, registration statement, and liquidated damages provisions, that modify some of the rights of certain of our existing stockholders.

SECTION 8 – Other Events

ITEM 8.01 Other Events.

We issued a press release on April 4, 2008, in which we announced the closing of the reduced price warrant exercise period, and the sale of shares of our common stock in a separate private offering, the aggregate amount of proceeds received by us from the exercise of the warrants and the sale and issuance of additional shares of our common stock, and the repayment of our promissory note to GRQ Consultants, Inc.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1
Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Common Stock of Purple Beverage Company, Inc., dated April 2, 2008, by and between the Company and certain persons, who were parties to the December 12, 2007, Subscription Agreement.

10.2	Common Stock Purchase Warrant, dated April 2, 2008, by the Company in favor of the exercising warrant holders.

10.3	Addendum to Subscription Agreement, dated April 2, 2008, by and between the Company and the common stock issuees.

10.4	Registration Rights Agreement, dated April 2, 2008, by and between the Company and the exercising warrant holders.

10.5	Registration Rights Agreement, dated April 2, by and between the Company and the common stock issuees.

99.6	Press Release dated April 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURPLE BEVERAGE COMPANY, INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth
President, Chief Executive Officer, Secretary, Treasurer, and Director

Date: April 4, 2008

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